Exhibit 2.2

FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of December 31, 2020 by and among LBT Investment Holdings, LLC, a Delaware limited liability company (the “Seller”), TELUS International Holdings (U.S.A.) Corp., a Delaware corporation (the “Purchaser”), LBT Intermediate Holdings, Inc., a Delaware corporation (the “Company” and, together with the Seller and the Purchaser, each individually a “Party” and collectively the “Parties”) and amends that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 6, 2020, by and among the Parties.  Capitalized terms used herein but not otherwise defined have the meanings set forth in the Purchase Agreement.

WHEREAS, the Parties desire to amend the Purchase Agreement to account for certain changes related to the Pre-Closing Restructuring , as set forth below; and

WHEREAS, the Parties are consummating the transactions contemplated under the Purchase Agreement contemporaneously with the execution of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                                              Amendments.

(a)                                 The first sentence of Section 3.05 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Prior to giving effect to the Pre-Closing Restructuring, the issued and outstanding capital stock of the Company consists of 804.4587 shares of common stock, par value $0.0001 per share, and immediately prior to the Closing, following the consummation of the Pre-Closing Restructuring, the issued and outstanding capital stock of the Company shall consist of 672.4278 shares of common stock, par value $0.0001 per share.”

(b)                                 Schedule 3.02 is amended to delete “5.  FWL MANAGEMENT s.r.o, organized under the laws of the Czech Republic” and to replace such deletion with “5.  Lionbridge Technologies LLC s.r.o., organized under the laws of the Czech Republic”.

(c)                                  Schedule 3.06 is amended to delete “ 5.  FWL MANAGEMENT s.r.o, the Equity Interest of which shall be issued to the Company” and to replace such deletion with “ 5.  Lionbridge Technologies LLC s.r.o., 120 ordinary ownership interests, each of which corresponds to the contribution of CZK 1, owned by the Company”  The footnote in Schedule 3.06 shall not relate to item five of such schedule.

(d)                                 Section 1.2 of Exhibit A to the Purchase Agreement is hereby amended to replace the phrase “Competence Call Center Essen GmbH” with the phrase “TELUS International Germany GmbH.”

(e)                                  Section 1(b) of Exhibit B to the Purchase Agreement is hereby amended to delete the phrase “the Czech Republic.”

(f)                                   The Pre-Closing Restructuring Plan referenced in Exhibit B to the Purchase Agreement is hereby amended to reflect (i) the acquisition by the Company of all of the issued and outstanding equity interests of Lionbridge Technologies LLC s.r.o. instead of the formation of a NewCo in the Czech Republic, (ii) the removal of the movement of the Shanghai employee contract(s) in Step 2 of the Pre-Closing Restructuring Plan, (iii) the formation of a second newly formed corporation below “US NewCo” in Step 9 of the Pre-Closing Restructuring Plan, and (iv) “US NewCo’s” contribution of Lionbridge Technologies, LLC to the newly formed corporation described in the preceding clause (iii) in Step 9 of the Pre-Closing Restructuring Plan.

(g)                                  The Parties agree that the acquisition of the Shares shall be effective as of 11:59 pm Eastern Time as of the date hereof.

2.                                                              Waiver.  The Parties hereby waive the conditions set forth in Section 2.01(e) and Section 2.02(e) of the Purchase Agreement.

3.                                                              Remaining Effect.  Except as specifically amended herein, the Purchase Agreement remains in effect without change thereto; provided, however, that all references to the Purchase Agreement set forth therein shall hereafter be deemed to refer to the Purchase Agreement as hereby amended.

4.                                                              Miscellaneous. Sections 12.3 -12.5, 12.7 -12.11, 12.13 - 12.17 and 12.19 of the Purchase Agreement are incorporated herein by reference mutatis mutandis.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a deed as of the date first written above.

LBT INVESTMENT HOLDINGS, LLC

By:	/s/ Matthew Lozow
Name:	Matthew Lozow
Title:	President

LBT INTERMEDIATE HOLDINGS, INC.

By:	/s/ Matthew Lozow
Name:	Matthew Lozow
Title:	President

Signature Page - Amendment to Stock Purchase Agreement

TELUS INTERNATIONAL HOLDING (U.S.A.) CORP.

By:	/s/ Jeffrey Puritt
Name:	Jeffrey Puritt
Title:	President and Chair of the Board

Signature Page - Amendment to Stock Purchase Agreement